Dun & Bradstreet FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS February 8, 2021

This presentation contains estimates and other “forward–looking statements” regarding Dun & Bradstreet Holdings, Inc. (“Dun & Bradstreet”), and its subsidiaries (collectively, the “Company”), its financial condition and its results of operations that reflect Dun & Bradstreet’s current views and information currently available that are subject to a number of trends, known and unknown risks, uncertainties and other factors many of which are outside the control of the Company and its officers, employees, agents or associates. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of forward-looking words such as “may”, “will”, “would”, “could”, “expect”, “intend”, “plan”, “aim”, “estimate”, “target”, “anticipate”, “believe”, “continue”, “objectives”, “outlook”, “guidance” or other similar words, and include statements regarding the Company’s plans, strategies, objectives, targets and expected financial performance. You are cautioned not to place undue reliance on the utility of the information in this Presentation as a predictor of future performance. Any estimates and statements contained herein may be forward-looking in nature and involve significant elements of subjective judgment and analysis, which may or may not be correct. Risks, uncertainties and other factors may cause actual results to vary materially and potentially adversely from those anticipated, estimated or projected. For example, throughout this Presentation we discuss the Company’s business strategy and certain short and long term financial and operational expectations that we believe would be achieved based upon our planned business strategy for the next several years. These expectations can only be achieved if the assumptions underlying our business strategy are fully realized –some of which we cannot control (e.g., market growth rates, macroeconomic conditions and customer preferences) and we will review these assumptions as part of our annual planning process. The risks and uncertainties that forward-looking statements are subject to include, but are not limited to: (i) an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; (ii) the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; (iii) our ability to implement and execute our strategic plans to transform the business; (iv) our ability to develop or sell solutions in a timely manner or maintain client relationships; (v) competition for our solutions; (vi) harm to our brand and reputation; (vii) unfavorable global economic conditions; (viii) risks associated with operating and expanding internationally; (ix) failure to prevent cybersecurity incidents or the perception that confidential information is not secure; (x) failure in the integrity of our data or systems; (xi) system failures and personnel disruptions, which could delay the delivery of our solutions to our clients; (xii) loss of access to data sources; (xiii) failure of our software vendors and network and cloud providers to perform as expected or if our relationship is terminated; (xiv) loss or diminution of one or more of our key clients, business partners or government contracts; (xv) dependence on strategic alliances, joint ventures and acquisitions to grow our business; (xvi) our ability to protect our intellectual property adequately or cost-effectively; (xvii) claims for intellectual property infringement; (xviii) interruptions, delays or outages to subscription or payment processing platforms; (xix) risks related to acquiring and integrating businesses and divestitures of existing businesses; (xx) our ability to retain members of the senior leadership team and attract and retain skilled employees; (xxi) compliance with governmental laws and regulations; (xxii) risks associated with our structure and status as a "controlled company;" and (xxiii) the other factors described under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note Regarding Forward-Looking Statements” and other sections of our final prospectus dated June 30, 2020 and filed with the Securities and Exchange Commission on July 2, 2020. All information herein speaks only as of (1) the date hereof, in the case of information about the Company (2) the date of such information, in the case of information from persons other than the Company. There can be no assurance any forecasts and estimates will prove accurate in whole or in part. The Company does not undertake any duty to update or revise the information contained herein, publicly or otherwise. The Presentation also includes certain financial information that is not presented in accordance with Generally Accepted Accounting Principles (“GAAP”), including, but not limited to, EBITDA, Adjusted EBITDA, and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Further, it is important to note that non-GAAP financial measures should not be considered in isolation and may be considered in addition to GAAP financial information but should not be used as substitutes for the corresponding GAAP measures. It is also important to note that EBITDA, Adjusted EBITDA for specified fiscal periods have been calculated in accordance with the definitions thereof as set out in our public disclosures and are not projections of anticipated results but rather reflect permitted adjustments. You should be aware that Dun & Bradstreet’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. All amounts in this Presentation are in USD unless otherwise stated. All trademarks and logos depicted in this Presentation are the property of their respective owners and are displayed solely for purposes of illustration. DISCLAIMER

FINANCIAL HIGHLIGHTS (GAAP) METRICS FOURTH QUARTER 2020 FULL YEAR 2020 1 Revenue $480 million, +11% (+10.5% constant currency) $1,738 million, +10% (+10% constant currency) Net income/(loss) $7 million vs. $(263) million Q4’19 $(176) million vs. $(599) million FY’19 Diluted loss per share $0.02 $(0.48) 1 1) Comparative results for the year ended 2019 are on combined proforma basis

FINANCIAL HIGHLIGHTS (NON-GAAP) METRICS FOURTH QUARTER 2020 FULL YEAR 2020 1 Adjusted Revenue (2) (3) $480 million, +11% (+10.5% constant currency) $1,738 million, +8% (+8% constant currency) Adjusted EBITDA (4) (5) $209 million, +32% $715 million, +30% Adjusted EBITDA Margin 43.5% 41.2% Adjusted Net Income $118 million $350 million Adjusted diluted earnings per share $0.28 $0.95 (1) Comparative results for the year ended 2019 are on a combined proforma basis (2) Adjusted Revenue Q4: The fourth quarter growth rate includes the net impact of the lower deferred revenue purchase accounting adjustment of $39 million, a nine-percentage point impact (3) Adjusted Revenue FY: Same as GAAP for 2020, but 2019 Adjusted includes an international lag adjustment from first quarter 2019 which decreases the growth rate from 10% to 8%. The 2020 growth rate includes the net impact of lower deferred revenue purchase accounting adjustments of $134 million (inclusive of the 2019 proforma deferred revenue adjustment), an eight-percentage point impact (4) Adjusted EBITDA Q4: The growth rate includes the net impact of the lower deferred revenue purchase accounting adjustment of $39 million, a 26-percentage point impact (5) Adjusted EBITDA FY: the growth rate includes the net impact of lower deferred revenue purchase accounting adjustments of $134 million (inclusive of the 2019 proforma deferred revenue adjustment) or a 25-percentage point impact 2

FOURTH QUARTER HIGHLIGHTS • Finance & Risk revenue increased less than 1% primarily due to higher subscription revenue, partially offset by known headwinds including lower usage volumes primarily due to COVID-19 and structural changes within legacy Credibility solutions • Sales & Marketing revenue increased less than 1% primarily driven by higher revenue from our D&B Direct solution partially offset by the Data.com legacy partnership • EBITDA declined slightly $ IN MILLIONS $182.6 $182.9 $217.1 $217.9 Q4 2019 Q4 2020 <1% $399.7 $400.8 <1% <1% Finance & Risk Sales & Marketing NORTH AMERICA - Q4 49.7% 49.5% Q4 2019 Q4 2020 ADJUSTED EBITDA MARGIN % (20bps) <1% <1% <1% BFX 1 (1) BFX represents the growth rate before the impact of foreign exchange AFX 3 REVENUE ADJUSTED EBITDA 198.6 198.3 Q4 2019 Q4 2020 <(1%)

FULL YEAR HIGHLIGHTS • Finance & Risk revenue increased less than1% primarily due to higher subscription-based revenue, partially offset by the impact of lower usage volumes primarily due to COVID-19 and structural changes within legacy Credibility solutions • Sales & Marketing revenue declined 1% primarily driven by the Data.com legacy partnership and lower usage revenues • EBITDA increased primarily due to ongoing cost management $ IN MILLIONS $656.1 $648.8 $808.6 $811.1 Full Year 2019 Full Year 2020 (1%) $1,464.7 $1,459.9 <1% <(1%) Finance & Risk Sales & Marketing NORTH AMERICA – FULL YEAR ADJUSTED EBITDA ADJUSTED EBITDA MARGIN % (1%) <1% <(1%) BFX 1 (1) BFX represents the growth rate before the impact of foreign exchange AFX 4 REVENUE $689.9 $696.4 FY 2019 FY 2020 +1% 47.1% 47.7% FY 2019 FY 2020 +60bps

30.7% 29.0% Q4 2019 Q4 2020 FOURTH QUARTER HIGHLIGHTS • Finance & Risk revenue increased 8% primarily due to higher cross border sales from WWN and higher revenue from Risk solutions in UK • Sales & Marketing revenue increased 4% primarily due to higher revenue from API solutions in UK • EBITDA increased primarily due to higher revenues $ IN MILLIONS $15.1 $16.0 $57.5 $63.9 Q4 2019 Q4 2020 +6% $72.6 $79.9 +11% +10% Finance & Risk Sales & Marketing INTERNATIONAL – Q4 $22.3 $23.2 Q4 2019 Q4 2020 ADJUSTED EBITDA ADJUSTED EBITDA MARGIN % +4% (170bps) +4% +8% +8% (1) BFX represents the growth rate before the impact of foreign exchange BFX 1AFX 5 REVENUE

FULL YEAR HIGHLIGHTS • Finance & Risk revenue increased 3% primarily due to higher cross border sales from WWN and higher sales of Risk solutions in UK, partially offset by lower usage in Asia • Sales & Marketing revenue declined 5% primarily due to lower product royalties from our WWN alliances and lower usage in Asia • EBITDA decreased primarily due to higher WWN alliances data expense $ IN MILLIONS $58.0 $55.7 $234.7 $243.6 Full Year 2019 Full Year 2020 (4%) $292.7 $299.3 +4% +2% Finance & Risk Sales & Marketing INTERNATIONAL – FULL YEAR $98.5 $94.8 FY 2019 FY 2020 ADJUSTED EBITDA ADJUSTED EBITDA MARGIN % (4%) (5%) +3% +1% (1) BFX represents the growth rate before the impact of foreign exchange BFX 1AFX 6 REVENUE 33.6% 31.7% FY 2019 FY 2020 (190bps)

($ IN MILLIONS) DECEMBER 31, 2020 MATURITY INTEREST RATE Cash $354 New Revolving Facility ($850.0) $0.0 2025 LIBOR + 325 bps New Term Loan Facility (1) $2,511 2026 LIBOR + 375 bps (2) New Senior Secured Notes (1) $420.0 2026 6.875% New Senior Unsecured Notes (1) $450.0 2027 10.250% Total debt (1) $3,381 Net debt (1) $3,027 Net Debt / EBITDA 4.1x (1) Represents principal amount (2) Repriced to 325 bps on January 27, 2021 DEBT SUMMARY 7

FINANCIAL METRICS GUIDANCE Total Adjusted Revenue 1 $2,145 million to $2,175 million Adjusted EBITDA $840 million to $855 million Adjusted diluted earnings per share $1.02 to $1.06 Full year 2021 guidance is based upon the following estimates and assumptions: • Adjusted interest expense of $200 to $210 million • Depreciation and amortization expense of ~$90 million (excluding incremental depreciation and amortization expense resulting from purchase accounting) • Adjusted effective tax rate ~24% • Weighted average diluted shares outstanding of ~430 million • Capex of ~$160 million FULL YEAR 2021 FINANCIAL GUIDANCE 8 (1) 2021 revenue growth will include approximately 19 percentage points from Bisnode as well as approximately 1.5 percentage points from the $21.1 million deferred revenue adjustment in 2020

APPENDIX

In addition to reporting GAAP results, we evaluate performance and report our results on the non-GAAP financial measures discussed below. We believe that the presentation of these non-GAAP measures provides useful information to investors and rating agencies regarding our results, operating trends and performance between periods. These non-GAAP financial measures include adjusted revenue, adjusted earnings before interest, taxes, depreciation and amortization (‘‘adjusted EBITDA’’), adjusted EBITDA margin and adjusted net income. Adjusted results are non-GAAP measures that adjust for the impact due to purchase accounting application and divestitures, restructuring charges, equity-based compensation, acquisition and divestiture-related costs (such as costs for bankers, legal fees, due diligence, retention payments and contingent consideration adjustments) and other non-core gains and charges that are not in the normal course of our business (such as gains and losses on sales of businesses, impairment charges, effect of significant changes in tax laws and material tax and legal settlements). We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non-cash and not indicative of our ongoing and underlying operating performance. Recognized intangible assets arise from acquisitions, or primarily the Take-Private Transaction. We believe that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, our costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in our operating costs as personnel, data fee, facilities, overhead and similar items. Management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of recognized intangible assets will recur in future periods until such assets have been fully amortized. In addition, we isolate the effects of changes in foreign exchange rates on our revenue growth because we believe it is useful for investors to be able to compare revenue from one period to another, both after and before the effects of foreign exchange rate changes. The change in revenue performance attributable to foreign currency rates is determined by converting both our prior and current periods’ foreign currency revenue by a constant rate. As a result, we monitor our adjusted revenue growth both after and before the effects of foreign exchange rate changes. We believe that these supplemental non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance and comparability of our operating results from period to period. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non- GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to our reported results prepared in accordance with GAAP. Our non-GAAP or adjusted financial measures reflect adjustments based on the following items, as well as the related income tax. Adjusted Revenue We define adjusted revenue as revenue adjusted to include revenue for the period from January 8 to February 7, 2019 (‘‘International lag adjustment’’) for the Predecessor related to the lag reporting for our International operations. On a GAAP basis, we report International results on a one-month lag, and for 2019 the Predecessor period for International is December 1, 2018 through January 7, 2019. The Successor period for International is February 8, 2019 (commencing on the closing date of the Take-Private Transaction) through November 30, 2019 for the Successor period from January 1, 2019 to December 31, 2019. The International lag adjustment is to facilitate comparability of 2019 periods to 2020 periods. Adjusted EBITDA and Adjusted EBITDA Margin We define adjusted EBITDA as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) excluding the following items: • depreciation and amortization; • interest expense and income; • income tax benefit or provision; • other expenses or income; • equity in net income of affiliates; • net income attributable to non-controlling interests; • dividends allocated to preferred stockholders; • revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the International lag adjustment (see above discussion); • other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); • equity-based compensation; • restructuring charges; • merger and acquisition-related operating costs; • transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program; • legal reserve and costs associated with significant legal and regulatory matters; and asset impairment. We calculate adjusted EBITDA margin by dividing adjusted EBITDA by adjusted revenue. NON-GAAP FINANCIAL MEASURES 9

Adjusted Net Income We define adjusted net income as net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (Successor) / The Dun & Bradstreet Corporation (Predecessor) adjusted for the following items: • revenue and expense adjustments to include results for the period from January 8 to February 7, 2019, for the Predecessor related to the International lag adjustment (see above discussion); • incremental amortization resulting from the application of purchase accounting. We exclude amortization of recognized intangible assets resulting from the application of purchase accounting because it is non- cash and is not indicative of our ongoing and underlying operating performance. The Company believes that recognized intangible assets by their nature are fundamentally different from other depreciating assets that are replaced on a predictable operating cycle. Unlike other depreciating assets, such as developed and purchased software licenses or property and equipment, there is no replacement cost once these recognized intangible assets expire and the assets are not replaced. Additionally, the Company’s costs to operate, maintain and extend the life of acquired intangible assets and purchased intellectual property are reflected in the Company’s operating costs as personnel, data fee, facilities, overhead and similar items; • other incremental or reduced expenses from the application of purchase accounting (e.g. commission asset amortization); • equity-based compensation; • restructuring charges; • merger and acquisition-related operating costs; • transition costs primarily consisting of non-recurring incentive expenses associated with our synergy program; • legal reserve and costs associated with significant legal and regulatory matters; • change in fair value of the make-whole derivative liability associated with the Series A Preferred Stock; • asset impairment; • non-recurring pension charges, related to pension settlement charge and actuarial loss amortization eliminated as a result of the Take-Private Transaction; • dividends allocated to preferred stockholders; • merger, acquisition and divestiture-related non-operating costs; • debt refinancing and extinguishment costs; and • tax effect of the non-GAAP adjustments and the impact resulting from the enactment of the CARES Act. Adjusted Net Earnings per Diluted Share We calculate adjusted net earnings per diluted share by dividing adjusted net income (loss) by the weighted average number of common shares outstanding for the period plus the dilutive effect of common shares potentially issuable in connection with awards outstanding under our stock incentive plan. For consistency purposes, we assume the stock split effected on June 23, 2020 to be the number of shares outstanding during the Predecessor period. NON-GAAP FINANCIAL MEASURES (CONTINUED) 10

($ IN MILLIONS) THREE MONTHS ENDED DECEMBER 31, 2020 2019 Revenue $480.1 $432.7 Adjusted Revenue $480.1 $432.7 Foreign currency impact 1.3 2.8 Adjusted revenue before the effect of foreign currency $481.4 $435.5 NON-GAAP RECONCILIATION: ADJUSTED REVENUE FOR THE THREE MONTHS ENDED DECEMBER 31 11

($ IN MILLIONS) Successor Predecessor Year ended December 31, 2020 Period from January 1 to December 31, 2019 Period from January 1 to February 7, 2019 Pro Forma Adjustments for the year ended December 31, 2019 Combined Pro Forma for the year ended December 31, 2019 Revenue $1,738.1 $1,413.9 $178.7 $(16.0) $1,576.6 Adjusted Revenue (1) $1,738.1 $1,413.9 $204.6 $(16.0) $1,602.5 Foreign currency impact 6.9 7.9 1.0 - 8.9 Adjusted revenue before the effect of foreign currency $1,745.0 $1,421.8 $205.6 $(16.0) $1,611.4 NON-GAAP RECONCILIATION: ADJUSTED REVENUE FOR THE YEAR ENDED DECEMBER 31 12 (1) Difference between 2019 Revenue and Adjusted Revenue is the $25.9 million international lag adjustment related to the Take-Private Transaction

($ IN MILLIONS) THREE MONTHS ENDED DECEMBER 31, 2020 2019 Net income (loss) $7.0 $(263.3) Depreciation and amortization 135.9 141.8 Interest expense - net 49.2 82.6 (Benefit) provision for income tax - net 0.6 (34.1) EBITDA $192.7 $(73.0) Other income (expense) - net (30.2) 173.4 Equity in net income of affiliates (0.4) (0.8) Net income (loss) attributable to the non-controlling interest 1.3 3.2 Dividends allocated to preferred stockholders - 32.0 International lag adjustment - - Other incremental or reduced expenses from the application of purchase accounting (4.4) (4.9) Equity-based compensation 6.5 3.9 Restructuring charges 18.6 7.7 Merger and acquisition-related operating costs 7.4 1.5 Transition costs 9.6 13.9 Legal reserve associated with significant legal and regulatory matters 3.9 - Asset impairment 3.9 1.1 Adjusted EBITDA $208.9 $158.0 Adjusted EBITDA Margin (%) 43.5% 36.5% NON-GAAP RECONCILIATION: ADJUSTED EBITDA FOR THE THREE MONTHS ENDED DECEMBER 31 12

($ IN MILLIONS) Successor Predecessor Year ended December 31, 2020 Period from January 1 to December 31, 2019 Period from January 1 to February 7, 2019 Pro Forma Adjustments for the year ended December 31, 2019 Combined Pro Forma for the year ended December 31, 2019 Net income (loss) $(175.6) $(674.0) $(75.6) $150.7 (598.9) Depreciation and amortization 536.9 482.4 11.1 45.1 538.6 Interest expense - net 270.3 301.1 5.2 29.7 336.0 (Benefit) provision for income tax - net (110.5) (118.2) (27.5) 47.2 (98.5) EBITDA $521.1 $(8.7) $(86.8) $272.7 $177.2 Other income (expense) - net 12.0 154.8 86.0 (89.5) 151.3 Equity in net income of affiliates (2.3) (4.2) (0.5) - (4.7) Net income (loss) attributable to the non-controlling interest 5.0 6.5 0.8 - 7.3 Dividends allocated to preferred stockholders 64.1 114.0 - 13.7 127.7 International lag adjustment - - 2.7 - 2.7 Other incremental or reduced expenses from the application of purchase accounting (18.8) (20.7) - (3.1) (23.8) Equity-based compensation 45.1 11.7 11.7 (10.4) 13.0 Restructuring charges 34.8 51.8 0.1 - 51.9 Merger and acquisition-related operating costs 14.1 156.0 52.0 (199.4) 8.6 Transition costs 31.9 37.7 0.3 - 38.0 Legal reserve associated with significant legal and regulatory matters 3.9 (0.2) - - (0.2) Asset impairment 4.5 3.4 - - 3.4 Adjusted EBITDA $715.4 $502.1 $66.3 $(16.0) 552.4 Adjusted EBITDA Margin (%) 41.2% 35.5% 32.4% 0.0% 34.5% NON-GAAP RECONCILIATION: ADJUSTED EBITDA FOR THE YEAR ENDED DECEMBER 31 12

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA) THREE MONTHS ENDED DECEMBER 31, 2020 2019 Net income (loss) $7.0 $(263.3) International lag adjustment - - Incremental amortization of intangible assets resulting from the application of purchase accounting 119.2 128.1 Other incremental or reduced expenses from the application of purchase accounting (4.4) (4.9) Equity-based compensation 6.6 3.9 Restructuring charges 18.6 7.7 Merger and acquisition-related operating costs 7.4 1.5 Transition costs 9.6 13.9 Legal reserve and cost associated with significant legal and regulatory matters 3.9 - Change in fair value of make-whole derivative liability - 172.4 Asset impairment 3.8 1.1 Non-recurring pension charges 0.6 - Predecessor pro forma incremental interest expense - - Dividends allocated to preferred stockholders - 32.0 Merger and acquisition-related non-operating costs (23.6) - Debt extinguishment / refinancing costs 2.5 - Tax impact of the CARES Act - - Tax effect of the non-GAAP adjustments (33.1) (40.9) Adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (a) $118.1 $51.5 Adjusted diluted earnings (loss) per share of common stock $0.28 $0.16 Weighted average number of shares outstanding – diluted 423.6 314.5 Pre-tax impact $(0.6) $(39.6) Tax impact 0.1 11.5 Net impact to adj. net income (loss) attrib. to Dun & Bradstreet Holdings, Inc. $(0.5) $(28.1) (a) Including impact of deferred revenue purchase accounting adjustments: NON-GAAP RECONCILIATION: ADJUSTED NET INCOME FOR THE THREE MONTHS ENDED DECEMBER 31 13

NON-GAAP RECONCILIATION: ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31

(AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)	Successor		Predecessor		
	Year ended December 31, 2020	Period from January 1 to December 31, 2019	Period from January 1 to February 7, 2019	Pro Forma Adjustments for the year ended December 31, 2019	Combined Pro Forma for the year ended December 31, 2019
Net income (loss)	$(175.6)	$(674.0)	$(75.6)	$150.7	$(598.9)
International lag adjustment	-	-	2.7	-	2.7
Incremental amortization of intangible assets resulting from the application of purchase accounting	475.1	435.0	3.0	45.1	483.1
Other incremental or reduced expenses from the application of purchase accounting	(18.8)	(20.7)	-	(3.1)	(23.8)
Equity-based compensation	45.1	11.7	11.7	(10.4)	13.0
Restructuring charges	34.8	51.8	0.1	-	51.9
Merger and acquisition-related operating costs	14.1	156.0	52.0	(199.4)	8.6
Transition costs	31.9	37.7	0.3	-	38.0
Legal reserve and cost associated with significant legal and regulatory matters	3.9	(0.2)	-	-	(0.2)
Change in fair value of make-whole derivative liability	32.8	172.4	-	-	172.4
Asset impairment	4.5	3.4	-	-	3.4
Non-recurring pension charges	0.6	-	89.4	(89.5)	(0.1)
Predecessor pro forma incremental interest expense	-	-	-	29.7	29.7
Dividends allocated to preferred stockholders	64.1	114.0	-	13.7	127.7
Merger and acquisition-related non-operating costs	(23.6)	(0.8)	0.5	-	(0.3)
Debt extinguishment / refinancing costs	76.6	-	-	-	-
Tax impact of the CARES Act	(57.8)	-	-	-	-
Tax effect of the non-GAAP adjustments	(158.0)	(144.9)	(38.3)	50.8	(132.4)
Adjusted net income (loss) attributable to Dun & Bradstreet Holdings, Inc. (a)	$349.7	$141.4	$45.8	$(12.4)	$174.8
Adjusted diluted earnings (loss) per share of common stock	$0.95	$0.45	$0.15	$(0.04)	$0.56
Weighted average number of shares outstanding – diluted	367.3	314.5	314.5	314.5	314.5

(a) Including impact of deferred revenue purchase accounting adjustments:

Pre-tax impact	$(21.1)	$(138.9)	$-	$(16.0)	$(154.9)
Tax impact	5.4	35.9	-	3.6	39.5
Net impact to adj. net income (loss) attrib. to Dun & Bradstreet Holdings, Inc.	$(15.7)	$(103.0)	$-	$(12.4)	$(115.4)

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